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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2003

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.

(Exact names of registrants as specified in their charters)

Delaware Texas (States or other jurisdictions of incorporation)	001-15843 333-48279 (Commission file numbers)	13-3989167 74-1282680 (IRS employer identification nos.)
4444 Brittmoore Road, Houston, Texas (Address of principal executive offices)		77041 (Zip code)

(713) 335-7000
(Registrants' telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

        On May 14, 2003, Universal Compression, Inc. issued a press release announcing its commencement of a tender offer for its $229.75 million aggregate principal amount outstanding of 9 7/8% Senior Discount Notes due 2008. The tender offer is being made pursuant to an Offer to Purchase dated May 14, 2003, and related Letter of Transmittal, which set forth the terms of the offer. A copy of the press release is furnished herewith as Exhibit 99.1

Item 7. Financial Statements and Exhibits.

      (c)
      Exhibits

Exhibit No.	Description
99.1	Press Release dated May 14, 2003 (regarding the tender offer for the $229.75 million outstanding of 9 7/8% Senior Discount Notes)
99.2	Press Release dated May 15, 2003 (regarding earnings for the fourth fiscal quarter and fiscal year ended March 31, 2003)

Item 9. Regulation FD Disclosure.

        The following information is being furnished pursuant to Item 12 "Disclosure of Results of Operations and Financial Condition," and is included under this Item 9 in accordance with the procedure guidance in SEC Release No. 33-8216.

        On May 15, 2003, Universal Compression Holdings, Inc. (the "Company") issued a press release announcing earnings for its fourth fiscal quarter and fiscal year ended March 31, 2003. A copy of the press release is furnished herewith as Exhibit 99.2.

        Exhibit 99.2 to this report contains references to and disclosures of EBITDA, as adjusted (as defined below), a "non-GAAP financial measure" as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934. A reconciliation of EBITDA, as adjusted, to net income, the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), is included as an attachment to the press release.

        EBITDA, as adjusted, is defined as net income plus income taxes, interest expense, leasing expense, depreciation and amortization, foreign currency gains or losses, excluding non-recurring items and extraordinary gains or losses. Beginning with the quarter ended September 30, 2002, the Company changed its definition of EBITDA, as adjusted, to exclude foreign currency gains or losses. All periods prior to September 30, 2002 have been recalculated from amounts previously disclosed by the Company to be consistent with this new definition of EBITDA, as adjusted.

        EBITDA, as adjusted, represents a measure upon which the Company's management assesses financial performance. In addition, financial covenants in the Company's current financing arrangements are tied to similar measures. EBITDA, as adjusted, is not a measure of financial performance under GAAP and should not be considered an alternative to operating income or net income as an indicator of the Company's operating performance or to net cash provided by operating activities as a measure of the Company's liquidity. Additionally, the EBITDA, as adjusted, computation used herein may not be comparable to other similarly titled measures of other companies. The Company believes that EBITDA, as adjusted, is useful to the Company's investors because EBITDA is a standard measure of financial performance in the compression industry. EBITDA, as adjusted, is a useful common yardstick as it measures the capacity of companies to generate cash without reference to how they are capitalized, how they account for significant non-cash charges for depreciation and amortization associated with assets used in the business (the majority of which are long-lived assets in the compression industry), or what their tax attributes may be.

        The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the senior notes proposed to be issued. The notes to be offered will not be registered under the Securities Act of 1933 (the "Securities Act"), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

        The information contained in this Current Report on Form 8-K is also not an offer to purchase or a solicitation of an offer to purchase the 9 7/8% Senior Discount Notes due 2008 (the "Notes"). The offer to purchase the Notes may only be made pursuant to Universal Compression, Inc.'s Offer to Purchase dated May 14, 2003, and related Letter of Transmittal.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC. (Registrants)
Date: May 15, 2003	By:	/s/ J. MICHAEL ANDERSON J. Michael Anderson Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 14, 2003 (regarding the tender offer for the $229.75 million outstanding of 9 7/8% Senior Discount Notes)
99.2	Press Release dated May 15, 2003 (regarding earnings for the fourth fiscal quarter and fiscal year ended March 31, 2003)

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SIGNATURE
EXHIBIT INDEX